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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  [ ]   Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[X]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-12


                               CLARUS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                WARREN B. KANDERS
                                BURTT R. EHRLICH
                                NICHOLAS SOKOLOW
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to


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       Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


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   (4) Date Filed:





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Contact: Robert Sandhu
Phone:      212-929-5500

              KANDERS NOMINEES PLEASED BY PUBLIC SUPPORT FROM MAJOR
                               CLARUS STOCKHOLDER


         Greenwich, Connecticut, May 9, 2002 - Warren B. Kanders, Burtt R. Ehrlich and Nicholas Sokolow (the "Kanders Nominees"), collectively the holders of approximately 5.5% of the outstanding common stock of Clarus Corporation (NASDAQ: CLRS) (the "Company"), commented on a Dow Jones Newswire which reported that a major Clarus stockholder, Nightwatch Capital Partners LLC, intends to support the Kanders slate of nominees at the Clarus Annual Meeting scheduled to be held on May 21, 2002. According to the Dow Jones Newswire, which appeared on May 7, 2002, Nightwatch currently has a stake of 250,000 shares, which represents 1.6% of the shares outstanding.

         Commenting on the current state of the Clarus Board, John Nemelka of Nigthwatch, stated that "there needs to be an independent board and because of that we intend to support Kanders' slate." Referring to recent SEC filings made by the Kanders Nominees, Mr. Nemelka added that"Mr. Kanders makes a pretty convincing argument."

         "We are very pleased that Nightwatch has publicly supported our independent slate of directors and look forward to more Clarus stockholders, both institutional and individual, coming out in support of our nominees," Warren Kanders said. Kanders added that "My fellow nominees and I would feel privileged to serve on the Clarus Board and work towards helping to revive a Company which, we believe, has the potential to perform much better in a competitive marketplace."

THE KANDERS NOMINEES STRONGLY RECOMMEND THAT YOU VOTE TO PROTECT YOUR INTEREST AS A CLARUS STOCKHOLDER BY SIGNING, DATING AND RETURNING THE GREEN PROXY CARD.

         Messrs. Kanders, Ehrlich and Sokolow have filed a definitive proxy statement (the "proxy statement") with the Securities and Exchange Commission (the "Commission"). Please read the proxy statement carefully because it contains important information, including information regarding Messrs. Kanders, Ehrlich and Sokolow. You may obtain a free copy of this press release and the proxy statement at the Commission's web site at http://www.sec.gov. A free copy of this press release and the proxy statement may also be obtained from MacKenzie Partners, Inc., at 105 Madison Avenue, New York, NY 10016, toll free telephone number: (800) 322-2885.




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